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                                                                  Exhibit (a)(3)
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                                     CREDIT SUISSE FIRST BOSTON CORPORATION

LOGO

                          Eleven Madison Avenue      Telephone 212 325 2000

                          OFFER TO PURCHASE FOR CASH
                                          New York, NY 10010-3629
                     ALL OF THE OUTSTANDING COMMON SHARES
                                      OF
                     ELSAG BAILEY PROCESS AUTOMATION N.V.
                                      AT
                             $39.30 NET PER SHARE
                                      AND
     ALL OF THE OUTSTANDING 5 1/2% CONVERTIBLE TRUST ORIGINATED PREFERRED
                                  SECURITIES
                                      OF
                         ELSAG BAILEY FINANCING TRUST
                                      AT
                       $61.21 NET PER PREFERRED SECURITY
                                      BY
                    ABB TRANSPORTATION PARTICIPATIONS B.V.
                     A DIRECT, WHOLLY OWNED SUBSIDIARY OF
                          ABB ASEA BROWN BOVERI LTD.

        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
    NEW YORK CITY TIME, ON TUESDAY, NOVEMBER 17, 1998, UNLESS THE OFFER IS
                                   EXTENDED.


                                                               October 20, 1998

To Brokers, Dealers, Commercial Banks,
 Trust Companies and Other Nominees:

  We have been appointed by ABB Transportation Participations B.V. (the "Purchaser"), a corporation organized under the laws of The Netherlands and a direct, wholly owned subsidiary of ABB Asea Brown Boveri Ltd., a corporation organized under the laws of Switzerland, to act as Dealer Manager in connection with the Purchaser's offer to purchase for cash all outstanding (i) common shares (the "Company Shares"), par value NLG 1.00 per share, of Elsag Bailey Process Automation N.V., a company organized under the laws of The Netherlands (the "Company"), at a price of $39.30 per Company Share, net to the seller in cash, without interest thereon and (ii) 5 1/2% Convertible Trust Originated Preferred Securities of Elsag Bailey Financing Trust (the "Preferred Securities" and, together with the Company Shares, the "Shares"), at a price of $61.21 per Preferred Security, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 20, 1998 (the "Offer to Purchase") and in the related Letter of Transmittal (which, as they may be amended and supplemented from time to time, together constitute the "Offer") copies of which are enclosed herewith. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares in your name or in the name of your nominee.

  Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

    1. The Offer to Purchase.

    2. The Letter of Transmittal to tender Shares for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal may be used to tender Shares.
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    3. A letter to holders of Shares from Vincenzo Cannatelli, Managing
  Director and Chief Executive Officer of the Company, together with a Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by the Company and mailed to holders of the Shares.

    4. The Notice of Guaranteed Delivery for Shares to be used to accept the Offer if neither of the two procedures for tendering Shares set forth in the Offer to Purchase can be completed on a timely basis.

    5. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

    6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

    7. A return envelope addressed to The Bank of New York (the
  "Depositary").

  WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

  THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, NOVEMBER 17, 1998, UNLESS THE OFFER IS EXTENDED.

Please note the following:

    1. The tender price is (i) $39.30 per Company Share, net to the seller in cash, without interest thereon, and (ii) $61.21 per Preferred Security, net to the seller in cash, without interest thereon, as set forth in the Introduction to the Offer to Purchase.

    2. The Offer is conditioned on, among other things, (i) there being validly tendered and not properly withdrawn prior to the expiration of the Offer a number of Shares which, when added to Shares, if any, previously acquired by the Purchaser constitute at least seventy-five percent of the fully diluted share capital of the Company and (ii) the receipt of the Governmental Approvals (as defined in the Offer to Purchase). See Section 14--"Conditions of the Offer" of the Offer to Purchase.

    3. The Offer is being made for all of the Shares.

    4. Tendering holders of Shares will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer. However, United States federal income tax backup withholding at a rate of 31% may be required, unless an exemption is available or unless the required tax identification information is provided. See Instruction 9 of the Letter of Transmittal.

    5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Tuesday, November 17, 1998, unless the Offer is extended.

    6. Each of the Supervisory Board and the Management Board of the Company has unanimously (i) determined that the Offer is fair to, and in the best interests of, the holders of Shares (such holders, the "Holders") and other relevant constituencies, the Company's subsidiaries and the enterprises carried on by the Company and its subsidiaries, (ii) approved the Acquisition Agreement (as defined in the Offer to Purchase), the transactions contemplated thereby, including the Offer and (iii) resolved to recommend that the Holders accept the Offer and tender their Shares pursuant to the Offer.

    7. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) certificates evidencing such Shares (the "Share Certificates") pursuant to the procedures set forth in
  Section 3--"Procedures for Tendering Shares" of the Offer to Purchase, or a timely Book-Entry Confirmation (as

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  defined in the Offer to Purchase) with respect to such Shares, (b) the
  Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering Holders at the same time depending upon when Share Certificates are actually received by the Depositary.

  In order to take advantage of the Offer, (i) a duly executed and properly completed Letter of Transmittal or a facsimile thereof and any required signature guarantee or other required documents should be sent to the Depositary and (ii) Share Certificates representing the tendered Shares or a timely Book-Entry Confirmation should be delivered to the Depositary in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

  If Holders wish to tender, but it is impracticable for them to forward their Share Certificates or other required documents or complete the procedures for book-entry transfer prior to the Expiration Date (as defined in the Offer to Purchase), a tender may be effected by following the guaranteed delivery procedures specified in Section 3--"Procedures for Tendering Shares" of the Offer to Purchase.

  The Purchaser will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Shares pursuant to the Offer (other than the Dealer Manager, the Depositary and the Information Agent, as described in the Offer to Purchase). The Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Purchaser will pay or cause to be paid any transfer taxes payable on the transfer of Shares to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

  Any inquiries you may have with respect to the Offer should be addressed to Credit Suisse First Boston Corporation, the Dealer Manager or Morrow & Co., Inc., the Information Agent at their respective addresses and telephone numbers set forth on the back cover of the Offer to Purchase. Additional copies of the enclosed materials may be obtained from the Information Agent or the Dealer Manager or from brokers, dealers, commercial banks or trust companies.

                                     Very truly yours,

                                     CREDIT SUISSE FIRST BOSTON CORPORATION

  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT OF THE PURCHASER, THE COMPANY, THE DEALER MANAGER, THE DEPOSITARY, THE INFORMATION AGENT OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN STATEMENTS EXPRESSLY MADE IN THE OFFER TO PURCHASE OR THE LETTER OF TRANSMITTAL.

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